Exhibit (c)(3)

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Special Committee Discussion Materials

19 December 2014

Morgan Stanley

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Table of Contents

Section 1 Situation Overview

Section 2 Banff Overview

Section 3 Banff Preliminary Valuation

– Historical Share Price Trading

– Banff Research Analyst Highlights

– Comparable Companies

– Precedent Transactions

– Discounted Cash Flow Analysis

– Net Asset Value Analysis

Appendix A

Supplemental Materials

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Section 1

Situation Overview

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Project Bow River

On October 23, 2014, Blue Mountain announced that it proposed to acquire the approximately 30% of common shares of Banff that it did not currently own

Morgan Stanley has been engaged as financial advisor to the Special Committee of Banff and asked to provide a preliminary valuation of Banff

Unless indicated otherwise, all references in these materials to $ are US$

SITUATION OVERVIEW

Situation Overview

Introduction

Banff is a public North American land developer and homebuilder with operations in three active operating segments and 11 major markets

– Canada: Calgary, Edmonton, Greater Toronto Area

– California: Greater Los Angeles Area, Sacramento, San Diego, San Francisco Bay Area

– Central and Eastern U.S.: Austin, Denver, Phoenix, Washington D.C. Area

Banff is dual-listed on the Toronto Stock Exchange and New York Stock Exchange

Background

On October 23, 2014, Blue Mountain announced that it had made a proposal to Banff’s Board of Directors to acquire the approximately 30% of common shares of Banff that it did not already own for $23.00 per share in cash

– In response to this announcement, the Board of Directors of Banff established a committee of Independent Directors (the “Special Committee”) to review and consider the proposal

As of November 24, 2014, Morgan Stanley was engaged as exclusive financial advisor to the Special Committee of Banff

We have been asked to provide a preliminary valuation and, if requested, a formal valuation of the common shares of Banff in accordance with the requirements of Multilateral Instrument 61–101 Protection of Minority Security Holders in Special Transactions (“MI 61–101”) of the Ontario Securities Commission and the Autorite des marches financiers

– The following pages contain our preliminary valuation report based upon information provided to us by Banff’s Management as of December 18, 2014

– We have prepared this report solely for informational purposes for the Special Committee and it is preliminary in nature

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SITUATION OVERVIEW

Overview of Current Blue Mountain Proposal

- Post announcement of Blue Mountain proposal, Banff stock has traded consistently above $23 per share
  - VWAP post announcement has been $23.33

NYSE: Banff

5 Days Prior to Offer to Current [4]


Share Price, $
Volume, 000's
26.00
23.00
20.00
17.00
5.0
3.3
1.7
0.0
10/20/14
12/18/14

Proposal Overview

- On October 23, 2014 Blue Mountain announced that it had made a proposal to Banff's Board of Directors to acquire the approximately 30% of common shares of Banff that it did not own for $23.00 per share in cash
- Represents an offer to purchase approximately 36.8MM shares [1] for total consideration of approximately $846.4MM
- NYSE Listed Shares
  - Represents a 21% premium to prior day's close ($19.01)
  - Represents a 25% premium to average stock price for the 10 trading days ending five trading days prior to the transaction announcement ($18.46)
  - Represents a 19% premium to 30 day volume weighted share price ($19.28)
- TSX Listed Shares [2]
  - Represents a 21% premium to prior day's close ($19.08)
  - Represents a 24% premium to average stock price for the 10 trading days ending five trading days prior to the transaction announcement ($18.53)
  - Represents a 16% premium to 30 day volume weighted share price ($19.81)
- Combined Basis
  - Represents a 21% premium to prior day's close ($19.01)
  - Represents a 25% premium to average stock price for the 10 trading days ending five trading days prior to the transaction announcement ($18.46)
  - Represents a 19% premium to 30 day volume weighted share price ($19.33)

NYSE: Banff

Previous 30 Trading Days Prior to Offer


Share Price, $
Volume, 000's
23.00
21.50
20.00
18.50
17.00
0.4
0.3
0.2
0.1
0.0
9/11/14
10/1/14
10/22/14

TSX: Banff

Previous 30 Trading Days Prior to Offer


Share Price, $ (3)
Volume, 000's
23.00
21.50
20.00
18.50
17.00
0.4
0.3
0.2
0.1
0.0
9/11/14
10/1/14
10/22/14

Source Capital IQ

Notes

1. Per Blue Mountain's October 23, 2014 press release
2. TSX shares thinly traded – 30 day average daily volume of 13k shares vs. NYSE listed daily volume of 123k
3. Price converted from CAD to USD daily
4. Banff's current stock price as of December 18, 2014

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As financial advisor to the Special Committee of Banff, Morgan Stanley has conducted extensive due diligence on Banff

– Diligence remains ongoing

SITUATION OVERVIEW

Summary of Diligence To-Date

Diligence / Interactions with Banff Management

Morgan Stanley has held eight scheduled calls / meetings with Banff to discuss its land and housing inventory, capital structure, financial projections model, business plan, and corporate strategy, among other topics

– Does not include frequent one-off and follow up communications

We have participated in asset tours of projects in the Calgary, Greater Los Angeles, Greater Toronto Area, and Washington D.C. area markets

Key Information Reviewed To-Date

Management’s five-year business plan

– Key assumptions and financial projections

Individual project financial projections for all land / housing assets

Individual asset summaries for all land / housing assets

We have also reviewed public filings, earnings call transcripts, equity research, and data room contents covering topics such as corporate records, financings, material agreements, corporate and management information, among others

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Section 2

Banff Overview

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Banff is a North American land developer and homebuilder with operations in 11 major markets

– Entitles and develops land to create master-planned communities and build and sell lots to third-party builders, as well as to Banff’s own homebuilding division

– Also participates in select strategic real estate opportunities, including in-fill projects, mixed-use developments, infrastructure projects, and joint ventures

BANFF OVERVIEW

Banff Overview

Business Model Geographic Overview—Major Markets

Land Acquisition

Entitlement Process 1

Develop Land

Consumer Deliverables 8 4 5

9 6

Build Homes Sell Lots to Third-Party Builders

Source Company Filings

Total Single Family Lots Land and Housing Inventory

As at September 30, 2014 Owned and Optioned Total Lots and % of Total Lots (1) Lot and Lot Equivalents (2)

1 Edmonton 15,804 15% 115,000

110,817

Calgary 27,651 26% 109,826

2 108,391 108,919

110,000 108,197 107,611

3 Ontario 10,384 10% 7,865

104,359 7,543 7,543 105,000

4 Denver 9,800 9% 9,095 7,858 7,532

5 Washington, DC 4,429 4% 100,000 7,932

6 Phoenix 5,196 5% 95,000

102,952 102,283

7 Austin 12,746 12% 100,339 101,376 100,079 99,296 96,427 90,000

8 Northern California 8,920 8%

9 Southern California 12,450 11% 85,000

3/31/2011 12/31/2011 12/31/2012 12/31/2013 3/31/2014 6/30/2014 9/30/2014

0% 10% 20% 30% Owned Optioned

% of Total Lots

Source Company Filings Source Company Filings

Notes

1. Represents total lots / lot equivalents: does not include 231 lots in ‘other’ category

2. Includes single family housing, land under and held for development

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BANFF OVERVIEW

Banff Historical Relative Performance and Valuation

- Banff's share price has slightly underperformed the homebuilder comps since its formation
  - Recent outperformance following Blue Mountain's offer announcement

Historical Performance [1]

	Banff	Banff Pre-Offer[3]	Comps	Comps Pre-Offer[3]
Since 4/1/11	89.8%	56.3%	73.3%	68.7%
Last 3 years	202.9%	180.0%	83.7%	101.9%
YTD	(4.6%)	(21.4%)	(13.2%)	(15.5%)

Stock Price Performance

Indexed to April 1, 2011 = 100 [2]


250
200
150
100
50
0
04/01/11
11/09/11
06/21/12
02/04/13
09/13/13
04/25/14
12/18/14
+89.8%
+73.3%
23-Oct-14
Blue Mountain Offer
Comps (4)
Banff

Price / NTM Earnings

Since March 2013 [5]


25.0x
20.0x
15.0x
10.0x
5.0x
03/28/13
08/28/13
01/30/14
07/02/14
12/18/14
23-Oct-14
Blue Mountain Offer
13.7x
13.0x
Comps (4)
Banff

Price / Book Value

Since April 1, 2011


3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
04/01/11
03/05/12
02/06/13
01/08/14
12/18/14
23-Oct-14
Blue Mountain Offer
1.8x
1.5x
Comps (4)
Banff

Notes

1. Banff's current stock price as of December 18, 2014
2. Banff was formed on March 31, 2011
3. As of October 22, 2014, one trading day prior to Blue Mountain's offer for the shares of Banff it did not already own
4. Comps includes: DHI, LEN, MDC, MTH, PHM, RYL, SPF, TMHC, TOL, and TPH
5. Broker estimates for Banff began in March 2013

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BANFF OVERVIEW

Banff Shareholder Analysis

- Besides Blue Mountain, there are a six top accounts which represent at least a 1% ownership stake
  - Horizon Kinetics
  - JP Morgan Asset Management
  - Peter B. Cannell & Co
  - PCJ Investment Counsel
  - Baron Capital Management
  - FOURPOINTS Investment Managers
- Blue Mountain is the only institutional investor among the top 10 largest institutional investors of publicly traded U.S. Homebuilders [3]

Top 20 Institutional Holders in Banff [1]

#	Institution	% of TSO	% of TSO excluding Blue Mountain	% of TSO (Avg in Homebuilders) [2]	Style	Country
1	Blue Mountain	69.1	--	0.0	Yield	Canada
2	Horizon Kinetics LLC	3.9	13.4	0.3	Core Growth	United States
3	JP Morgan Asset Management	2.2	7.6	0.7	GARP	United States
4	Peter B. Cannell & Co. Inc.	1.7	5.8	0.0	Core Value	United States
5	PCJ Investment Counsel Ltd.	1.4	4.7	0.0	Growth	Canada
6	Baron Capital Management, Inc.	1.3	4.5	0.1	Growth	United States
7	FOURPOINTS Investment Managers	1.0	3.4	0.0	GARP	France
8	WEDGE Capital Management, L.L.P.	0.7	2.5	0.0	Core Value	United States
9	Connor, Clark & Lunn Investment Management Ltd.	0.7	2.5	0.0	Core Value	Canada
10	Millennium Management LLC	0.5	1.7	0.3	Hedge Fund	United States
11	RBC Global Asset Management Inc.	0.4	1.3	0.0	Core Value	Canada
12	SeaBridge Investment Advisors LLC	0.3	1.1	0.0	GARP	United States
13	The Boston Company Asset Management, LLC	0.3	1.0	0.3	Deep Value	United States
14	AllianceBernstein L.P.	0.3	1.0	0.8	Core Growth	United States
15	CPP Investment Board	0.3	0.9	0.1	Core Value	Canada
16	Eagle Global Advisors, LLC	0.2	0.8	0.0	Core Growth	United States
17	JPMorgan Private Bank (United States)	0.2	0.8	0.2	Core Value	United States
18	Harvest Capital Strategies LLC	0.2	0.6	0.1	Hedge Fund	United States
19	Neuberger Berman, LLC	0.1	0.5	1.1	GARP	United States
20	Invesco PowerShares Capital Management LLC	0.1	0.5	NA	Index	United States
	Total / Avg	**84.9**	**54.7**	**0.2**		

Banff Geographic Shareholder Breakdown

As of 3Q14


Other
13%
United States
13%
Canada
73%

Banff Shareholder Mix

As of 3Q14


Institutional
18%
Insider/Retail
82%

Notes
1. As of September 30, 2014
2. Represents the average % investment in homebuilder universe
3. As of September 30, 2014, top 10 largest institutional investors of public U.S. homebuilders include: Wellington Management Company, LLP, Blue Mountain, Fidelity Management & Research Company, Citadel Investment Group, LLC., Capital Growth Management L.P., Manulife Asset Management (US) LLC, Marketfield Asset Management LLC, Goldman Sachs Asset Management (US), Impala Asset Management, LLC, and Capital World Investors

Sources Thomson, Capital IQ, SNL Financial

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Banff Observations

A significant land owner with

one of the longest years of land

supply in the industry

Expertise and long track record

in land entitlement and

development

Highest revenue contribution

from land revenues versus

peers

Typically develops and sells

~80% of its land to other

homebuilders with the

remaining ~20% sold to its

homebuilder division

Operates in 11 markets with

~75% of total lot inventory in

top 6 markets

– Large concentration (~40%)

in Alberta markets (Calgary

and Edmonton)

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Public Homebuilder Landscape

Portfolio Metrics

Years of Land Supply (1)

Years

25 20 19 18

20 16 15

15 13

10 9 8 8 8 8 7 7 6 6

10 6 6 5 4 4 4

5

0

WCIC NWHM Banff UCP CCS WLH TOL TPH LEN PHM SPF KBH TMHC HOV MHO NVR RYL BZH MTH DHI LGIH MDC

Revenue Mix (2)

%

100%

80%

60%

40%

20%

0%(3) (3)(3) (3)

NWHM WCIC Banff UCP LEN WLH TOL TPH BZH MDC MHO DHI RYL HOV PHM TMHC SPF NVR MTH LGIH CCS KBH

Homebuilding Land Other

Number of Markets (4)

#($MM)

100 800

79

80 600

60 50

34 400

40 28 24 21 21 20 19 16

20 14 13 13 13 11 11 10 10 88 77 200

0 0

DHI TOL HOV PHM RYL MTH LEN NVR TMHC BZH MDC MHO TPH NWHM LGIH Banff KBH WCIC UCP CCS SPF WLH

Notes No of Markets TMC / No. of Markets

1. Years of land supply (based on total lot equivalents) per company filings, or calculated using total number of lot equivalents as of 9/30/14 divided by LTM deliveries

2. Represents FY2013 revenue

3. Revenue mix includes: UCP – homebuilding and land development; LEN – homebuilding, land development, financial services, real estate services and other investments; WCIC – homebuilding, real estate services and amenities; NWHM – homebuilding and fee building

4. As disclosed where disclosure provided, otherwise represents number of cities in which each company operates

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BANFF OVERVIEW

Public Homebuilder Landscape (cont'd)

Operational Metrics [(1)]

Banff Observations

- Product mix and market locations drive top tier average sales price versus peers
  - Banff's U.S. portfolio focused on coastal markets (Bay Area, Southern California) and select growth markets (Austin, Denver) drives higher average sales price compared to its Canada portfolio
- Highest gross margin in the homebuilder sector primarily due to higher revenue contribution from land sales vs. homebuilding, long-dated land supply at lower cost basis, and more stable Canadian land business
- SG&A generally in-line with sector peers

Average Sales Price [(2)]


($000s)
800
600
400
200
0
704 571 564 480 443 435 428 409 373 369 357 357 351 347 316 313 308 305 303 285 276 156
TOL TPH NWHM Banff SPF WLH WCIC TMHC CCS UCP MDC NVR MTH HOV PHM RYL LEN KBH MHO BZH DHI LGIH

Gross Margins

%, LTM EBIT / Revenue

Land – 49%
Housing – 23%


40%
30%
20%
10%
0%
29% 27% 27% 24% 23% 23% 23% 22% 22% 21% 21% 21% 21% 20% 19% 19% 19% 19% 18% 18% 17% 10%
Banff LGIH SPF PHM LEN CCS WLH MTH TMHC DHI RYL TOL MHO TPH WCIC KBH NVR BZH MDC UCP HOV NWHM

SG&A as % of Revenues

%, LTM SG&A / Revenue

SG&A / land + housing revenue, estimated allocated SG&A as % of homebuilder only revenue range: 15-12% [(3)]


25%
20%
15%
10%
5%
0%
20% 16% 14% 14% 14% 13% 13% 12% 12% 12% 12% 12% 12% 12% 12% 12% 11% 11% 10% 10% 9% 8%
UCP LGIH CCS MHO NWHM BZH Banff KBH HOV MDC WCIC MTH PHM LEN SPF RYL WLH TOL DHI TPH TMHC NVR

Notes
1. Data from company filings
2. Average home sales price for full year 2013 and nine months ended September 30, 2014, pro-forma for subsequent events
3. Allocation of between $16MM of G&A to $50MM of G&A to land business with 100% of marketing costs allocated to homebuilder

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Sector Backdrop

Sector has weathered the crisis and is approaching a more normalized operating environment

– Earnings expected to return to “normalized” levels into 2016

– Deferred tax assets from losses / impairments in downturn largely utilized

Recent expansion with ~8 new IPOs since 2013

– Primarily regional players without the scale / reach of the mid-to-large cap homebuilders

– New entrant equity market capitalizations largely well below $1.0Bn

Homebuilders have been going “long” land as the market recovers, volumes increase, and land becomes more constrained

– “Land developers like Banff are positioned to capture the majority of the benefit from rising home prices because of the highly fragmenting and intensely competitive homebuilding industry.”

– RBC, Sept. 23, 2013

BANFF OVERVIEW

Homebuilding Sector Backdrop and Banff Review

Banff Summary Observations

Unique vertically integrated business model – land developer and homebuilder

– High relative ASPs driven by U.S. product mix and market locations

– Best-in-class gross margins driven by lot sales activity, longer dated land supply at lower cost basis, and more stable Canadian land business

– Recent emphasis on growing U.S. homebuilder operations, which provides for strong growth trajectory

(i.e., in Denver, Austin, Phoenix markets), but comes with execution risk

Large land inventory with one of the longest years of supply (~18 years) in the sector

– Vast majority of lot equivalents inventory represents land held for development (~90k of the total ~107k) versus land under development / optioned lots (~15k) and housing units or model homes (~2k)

– Portfolio features several large, MPC projects with long-term (10+ years) sell-out periods

A national builder with a focused geographic footprint (operates on both coasts, select growth markets, and Canada – but in targeted markets in these broad regions) and large concentrations in its top 5 / 6 markets

– U.S. market fundamentals generally continue to recover / improve post-crisis, although 2014 has been at a more measured pace

– Canadian markets did not experience the same degree of slowdown that the U.S. did and fundamentals have been stable / positive, although potential concern that the Alberta markets (~40% concentration) could be impacted in the event of a prolonged decline in oil prices

Given its business model, land inventory profile, and its large presence in both the U.S. and Canada, there is no true “comp” for Banff, although a box can be drawn around select public homebuilders with certain portfolio / financial / operational characteristics similar to Banff

– Capital structure and size / scale also inform the selection of comparable companies and point toward the more established mid / large cap homebuilders versus the recent micro / small cap homebuilder entrants to the sector

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Section 3

Banff Preliminary Valuation

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BANFF PRELIMINARY VALUATION

Introduction to Valuation: Summary of Approaches

Reference Point	Description / Comments
1 52-Week and 30-Day Trading Ranges	• Market valuation of shares over the last twelve months and last 30 days • Includes volume-weighted average price
2 Research Analyst Price Target	• Examines undiscounted price targets from Wall Street Analysts • Generally forward-looking metric
3 Research Analyst Net Asset Value Estimate	• Examines NAV estimates from Wall Street Analysts • Assessment of current value of the portfolio
Valuation Methodology	**Description / Comments**
4 Comparable Companies Analysis	• Estimate of value based on unlevered and levered trading metrics (e.g., P / E, Agg Val / EBITDA, P / BV, P / Adj. BV) of selected peers • Subjectivity involved in selection of comparable companies; no perfect comparable • Examine historical trading multiples of peers (e.g., P / E, Agg Val / EBITDA, P / BV)
5 Precedent Transactions	• Looks at similar transactions to estimate value – Focus on premium to unaffected share price – Both homebuilder / land heavy companies
6 Discounted Cash Flow ("DCF")	• Values future unlevered free cash flow and terminal value discounted at the company's weighted average cost of capital ("WACC") • WACC calculated using the capital asset pricing model ("CAPM") for the cost of equity; terminal value determined by utilizing an exit P / E multiple
7 Net Asset Value ("NAV")	• Bottoms-up, "sum-of-the-parts" methodology – intended to arrive at a private market valuation • Utilizing a range of discount rates and revenue / cost inflation to determine sensitivities

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Over the 12 months prior to the Blue Mountain announcement on October 23, 2014, Banff’s stock price has traded between $17.69 and $24.25 with a mean of $20.82 (2)

1-day prior to announcement: $19.01

10-day average ending five days prior to announcement: $18.46

30-day average prior to announcement: $19.22

Banff Trading Range on NYSE (2)

Price per Share, $

Time

Period Min Max Mean VWAP

LTM 17.69 24.25 20.82 20.76

Last 30 17.69 20.53 19.22 19.28

Days

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BANFF PRELIMINARY VALUATION

1 Historical Share Price Trading

NYSE

Share Price Performance

From Banff Formation (1)

Announcement

$ of Blue

28.00 Mountain Offer

Current Price:

24.00 $23.08

23.00 YTD Avg: VWAP since

$21.02 announcement:

$23.33

20.00

LTM avg prior to Last 30 day avg

announcement: prior to

$20.82 One day prior to announcement:

announcement: $19.22

16.00 $19.01

10 day avg. ending five days

prior to announcement: $18.46

12.00

8.00

4.00

04/01/11 08/26/11 01/20/12 06/15/12 11/09/12 04/05/13 08/30/13 01/24/14 06/20/14 12/18/14

Source Capital IQ

Notes

1. From April 1, 2011 through current date of December 18, 2014

2. Banff’s trading range prior to the announcement date on October 23, 2014

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BANFF PRELIMINARY VALUATION

1 Historical Share Price Trading

TSX

- Over the 12 months prior to the Blue Mountain announcement on October 23, 2014, Banff's stock price has traded between $17.80 and $24.26 with a mean of $20.82 (2)
  - 1-day prior to announcement: $19.08
  - 10-day average ending five days prior to announcement: $18.53
  - 30-day average prior to announcement: $19.25

Banff Trading Range on TSX (2)(3)

Price per Share, $

Time Period	Min	Max	Mean	VWAP
LTM	17.80	24.26	20.82	20.89
Last 30 Days	17.80	20.63	19.25	19.81

- TSX shares thinly traded – 30 day average daily volume of 13k shares vs. NYSE listed daily volume of 123k (2)

Share Price Performance

From Banff Formation (1)


$
28.00
24.00
23.00
20.00
16.00
12.00
8.00
4.00
04/01/11
08/26/11
01/20/12
06/15/12
11/09/12
04/05/13
08/30/13
01/24/14
06/20/14
12/18/14
Announcement of Blue Mountain Offer
Current Price: $23.00
VWAP since announcement: $23.34
YTD Avg: $21.03
LTM avg prior to announcement: $20.82
Last 30 day avg prior to announcement: $19.25
One day prior to announcement: $19.08
10 day avg. ending five days prior to announcement: $18.53

Source Capital IQ

Notes

1. From April 1, 2011 through current date of December 18, 2014
2. Banff's trading range prior to the announcement date on October 23, 2014
3. Banff's historical trading prices converted from CAD to USD using historical exchange rates

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BANFF PRELIMINARY VALUATION

2 3 Banff Research Analyst Highlights

- Since Blue Mountain's proposed offer to purchase the shares of Banff it doesn't already own, Banff's research analyst price target has increased 9.1% to $24.00
  - Current value of offer is $23.00 cash per share
- Banff's research analyst NAV estimate has changed from $24.75 to $24.90 since Blue Mountain's proposed offer on October 23, 2014
- Some of the considerations for Banff are performance-related (e.g., lot count and home deliveries) whereas others (e.g., interest rate risk, oil prices) are more macro in nature

Research Views

	Pre Offer	Post Offer
Research Analyst Price Target [1]		
Price Target	$22.00	$24.00
Research Analyst NAV Estimate [2]		
NAV Estimate	$24.75	$24.90

Source Research reports

Analyst Ratings


100%
80%
60%
40%
20%
0%
50%
50%
25%
50%
25%
Before Offer
After Offer
Buy
Hold
Sell

Source Bloomberg

Key Themes – Attributes

- Strong gross margin performance. Banff's preferred land position gives management confidence that the company can sustain a gross margin in excess of 20% in the home building operation
- Increased new residential construction activity and better financial performance represent potential catalysts for share price appreciation
- Potential for home deliveries to double (from ~2,500 currently to ~5,000 in three to four years)
- Sustained consumer demand translating into a high absorption rate in Canadian markets

Key Themes – Considerations

- Above average geographic concentration (Alberta) and potential impact from any slowdown in natural gas/oil demand
- Smaller scale homebuilding operations in the United States
- Potential for outsized balance sheet impairments if home prices decline
- Limited secondary liquidity
- Interest rate risk, making home ownership more expensive

Notes
1. Research price target contributor includes one research analyst
2. Estimated NAV used by one research analyst

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BANFF PRELIMINARY VALUATION

2 Analyst Commentary Following Blue Mountain’s Offer

“Investor Focus: 1) New order trends & ASP growth; 2) Operating margin performance; 3) Material and labor costs; 4) Land prices; and 5) The board of directors for Banff has established a special committee to review the proposed acquisition of the remaining 30% of the company’s shares not currently owned by Blue Mountain.”

- RBC, Nov. 4, 2014

“We are maintaining our Sector Perform rating and raising our price target to $24. We believe that the special committee might ask Blue Mountain to pay a premium to the current offer of $23/share.”

- RBC, Nov. 4, 2014

“With shares trading slightly above the offer price, we do not see significant further upside. Our fundamental estimated valuation range is $24 - $25.”

- Wells Fargo, Oct. 24, 2014

“We view today’s announcement that Blue Mountain (Baa2/A-) has proposed to acquire the 30% of Banff (B1/B+) it does not already own as a credit positive for Banff (B1/B+).”

- Citi, Oct. 23, 2014

“We believe that it is more likely than not that the transaction goes through. However, we imagine investors may push back on valuation given the stock traded as high as $24.25 in January 2014.”

- Citi, Oct. 23, 2014

Morgan Stanley

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Project Bow River

Stabilized P / E multiples seen in the 10x + / - range with P / BV of 1.75x

– Analysts will provide EBITDAx in their summary of valuation materials, but not normally utilized in determining price targets / valuation (heavy reliance on P / E and P / BV)

Canada’s housing market is observed to have less risk than U.S., given stricter lending business practices

Land development is seen as possessing higher risk than homebuilding

Move-up / higher income customers viewed largely as a positive

BANFF PRELIMINARY VALUATION

2 Analyst Commentary On Homebuilder Valuation

Pricing Metrics

“The earliest data we have shows that homebuilder forward P/Es traded in a range around 10x after housing had recovered from the trough in the 1990s.”

– Barclays, Oct. 22, 2012

“In a normal environment, we typically see homebuilding stocks trading at 9 to 10 times forward earnings.”

– Credit Suisse, May 20, 2013

“The (homebuilding) group should trade in a range of 10x – 14x during a peak environment”

– JMP, July 2014

“We begin by assuming that the builders should trade at a base recovery multiple of 1.75x book value. For each company in our coverage universe we then adjust this multiple up or down depending on profit, growth, risks and other factors.”

– Deutsche Bank, Feb. 25, 2013

Canadian Housing Market

“Canada’s mortgage market possesses several attributes that positively distinguish it from the U.S. market, in our view, which in turn should help prevent a material decline in home prices as seen in the U.S. from 2006-2009.”

– J.P. Morgan, May 20, 2013

Land Development / Purchasing Raw Land

“However, this strategy also carries significant risk, as land values are highly volatile and levered to changes in home prices, moving 2-4% for every 1% change in home prices. This occurs since land is typically valued on a residual basis and development and direct construction costs tend to be stickier than home prices (both on the way up and on the way down).”

– Credit Suisse, May 20, 2013

“Our gross margin assumptions are: 25% for properties purchased during the boom (2004-2007), 50% for properties purchased in 2000, and 80% for properties purchased before 1985.”

– Deutsche Bank, Jan. 5, 2014

“We then discount those cash flows at a discount rate of 12% to find the present value of the property.”

– Deutsche Bank, Nov. 5, 2014

Higher Income Earning Demographic

“Moreover, given the wealth of this demographic, the broader macro picture has less of an impact to some extent on their purchase decisions (excluding the Great Recession when fear drove this demographic to keep capital on the sidelines). And, the high income demographic in the US has been growing at a faster rate than all households combined.”

– Bank of America, Jan. 20, 2013

Morgan Stanley

PRELIMINARY DRAFT
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Project Bow River

BANFF PRELIMINARY VALUATION

4 Comparable Companies

Based on Portfolio / Financial / Size Characteristics and Capital Structure

Homebuilder Benchmarking Analysis

LTM as of 9/30/2014

	Banff	Lennar Corp. LEN	DR Horton Inc. DHI	Toll Brothers Inc. TOL	PulteGroup, Inc. PHM	Standard Pacific Corp. SPF	Taylor Morrison Home Corporation TMHC	TRI Pointe Homes, Inc. TPH	Ryland Group Inc. RYL	Meritage Homes Corporation MTH	MDC Holdings Inc. MDC	Average Excluding Banff
Portfolio Characteristics												
Top 5 Markets												
#1	Calgary - 27,651	East - 56,217	South Central - 39,200	West - 15,508	Southwest - 31,995	Florida - 12,683	East - 28,484	California - 18,992	North - 14,261	Texas - 7,568	Colorado - 5,400	
#2	Edmonton - 15,804	West - 45,953	Southeast - 36,500	Mid-Atlantic - 14,729	Florida - 27,956	California - 9,881	West - 11,565	Nevada - 2,089	Southeast - 12,722	Arizona - 7,402	Arizona - 2,511	
#3	Austin - 12,746	Central - 28,895	West - 23,900	South - 11,070	North - 27,021	Texas - 4,986	Canada - 2,894	Arizona - 2,024	Texas - 7,205	Florida - 3,456	Nevada - 1,912	
#4	Southern California - 12,450	Houston - 13,990	East - 13,700	North - 9,928	Texas - 20,079	Carolinas - 4,278		Washington - 1,752	West - 6,662	California - 2,774	California - 1,902	
#5	Ontario - 10,384	South Florida - 12,145	Southwest - 6,300		Southeast - 16,720	Arizona - 2,173		Texas - 1,583		Colorado - 2,170	Florida - 1,171	
Average Sales Price ($000's) (1)	480	308	276	704	316	443	409	571	313	351	357	405
Total Lots (Owned / Controlled)	107,611	165,984	124,600	51,235	134,228	36,307	42,943	30,111	40,850	25,662	16,342	66,826
Years of Supply (owned / controlled) (2)	18	8	4	10	8	8	7	9	6	5	4	7
Financial Metrics												
Equity Market Capitalization ($MM)	2,724	9,595	9,262	5,848	7,827	2,856	2,241	2,378	1,809	1,405	1,271	4,449
Revenue	1,439	7,111	8,025	3,912	5,655	2,287	2,734	1,778	2,444	2,016	1,661	3,762
Gross Margin (%)	28.6%	23.5%	21.4%	21.7%	23.8%	26.6%	21.6%	20.1%	21.4%	21.9%	18.4%	22.1%
Net Income	239	559	534	340	477	216	259	81	176	139	79	286
Credit Statistics												
Debt / TMC	34.2%	36.0%	28.4%	37.3%	19.5%	43.7%	45.7%	31.8%	44.9%	39.5%	47.2%	37.4%
Debt / EBITDA	4.5x	5.1x	3.5x	5.2x	2.2x	4.7x	4.4x	3.8x	4.7x	3.6x	6.0x	4.3x

Notes

1. Average home sales price for full year 2013 and nine months ended September 30, 2014, pro-forma for subsequent events
2. Years of supply from investor presentations or calculated using total lots (owned/controlled) divided by LTM deliveries from company filings as of September 30, 2014

Morgan Stanley

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BANFF PRELIMINARY VALUATION

4 Comparable Companies (cont'd)

Based on Portfolio / Financial / Size Characteristics and Capital Structure

Homebuilder Comparables Analysis

Trading as of December 18, 2014 (Including Share of Joint Ventures)
(in $MM, except per share and multiple data)

						Valuation Metrics						Credit Statistics			
			% Change since	Equity	Aggregate	Agg Value / EBITDA[3]		Price / Earnings		Current Book Valuation		Debt / Total Market	Debt/	Net Debt/	Credit Rating
Selected Comparables	Ticker	Price	10/22/2014	Mkt. Cap.[1]	Value[2]	2015E	2016E	2015E	2016E	Price / Book	Price/Adj. Book[4]	Capitalization	EBITDA	EBITDA	S&P / Moody's / Fitch
Lennar Corp.	LEN	43.68	2.1%	9,594.5	14,344.9	11.0x	9.6x	13.4x	11.6x	2.2x	2.1x	36.0%	5.1x	3.9x	BB / Ba3 / BB+
DR Horton Inc.	DHI	24.47	7.8%	9,262.3	11,800.3	10.0x	8.5x	13.3x	11.4x	1.8x	1.8x	28.4%	3.5x	2.4x	BB / Ba1 / BB+
Toll Brothers Inc.	TOL	32.64	2.5%	5,848.5	8,829.4	12.8x	10.0x	16.4x	12.9x	1.5x	1.5x	37.3%	5.2x	4.5x	- / - / BBB-
PulteGroup, Inc.	PHM	20.93	9.1%	7,827.4	8,243.1	7.9x	6.8x	14.7x	12.3x	1.7x	1.7x	19.5%	2.2x	0.5x	BB+ / Ba1 / BB+
Standard Pacific Corp. [7]	SPF	7.24	(7.9%)	2,856.2	4,711.3	9.0x	7.7x	11.7x	10.0x	1.7x	1.7x	43.7%	4.7x	4.0x	B+ / B1 / B+
Taylor Morrison Home Corporation	TMHC	18.09	1.2%	2,241.5	3,843.9	8.7x	8.5x	9.1x	8.0x	1.3x	1.3x	45.7%	4.4x	3.7x	BB- / B2 / -
TRI Pointe Homes, Inc. [5]	TPH	14.62	8.1%	2,378.3	3,359.8	9.5x	8.2x	11.4x	9.7x	1.7x	1.7x	31.8%	3.8x	3.3x	- / B1 / -
Ryland Group Inc.	RYL	37.62	8.2%	1,808.5	2,806.0	7.7x	6.8x	10.8x	9.2x	1.8x	1.8x	44.9%	4.7x	3.1x	BB- / B1 / -
Meritage Homes Corporation	MTH	35.01	(5.8%)	1,404.8	2,228.7	9.2x	8.1x	9.1x	8.1x	1.3x	1.3x	39.5%	3.6x	3.2x	BB- / Ba3 / BB-
MDC Holdings Inc.	MDC	25.86	(1.2%)	1,271.0	1,868.3	11.1x	8.1x	13.5x	11.3x	1.0x	1.0x	47.2%	6.0x	3.1x	BB+ / Ba1 / BBB-
	Mean:		2.4%	4,449.3	6,203.6	9.7x	8.2x	12.3x	10.5x	1.6x	1.6x	37.4%	4.3x	3.2x	
	Median:		2.3%	2,617.3	4,277.6	9.3x	8.2x	12.5x	10.7x	1.7x	1.7x	38.4%	4.5x	3.2x	
	Max:		9.1%	9,594.5	14,344.9	12.8x	10.0x	16.4x	12.9x	2.2x	2.1x	47.2%	6.0x	4.5x	
	Min:		(7.9%)	1,271.0	1,868.3	7.7x	6.8x	9.1x	8.0x	1.0x	1.0x	19.5%	2.2x	0.5x	
Banff - Post Offer (Management)		23.08		2,724.3	4,054.1	10.1x	7.9x	13.3x	10.3x	1.8x	1.8x	34.2%	4.5x	4.0x	BB- / B2 / -
Banff - Pre Offer (Management)[6]		19.01		2,232.9	3,562.7	8.9x	7.0x	10.9x	8.4x	1.5x	1.5x	38.7%	4.5x	4.0x	BB- / B2 / -
							Banff Post-Offer (Consensus)	13.7x	11.8x						
							Banff Pre-Offer (Consensus)[6]	11.3x	9.7x						

Notes

1. Includes shares, RSUs, PSUs, and dilution associated with stock options and convertible securities (both debt and preferred securities)
2. Aggregate Value equals equity market capitalization plus debt, non controlling interest, and preferred securities (at liquidation preference) less cash and marketable securities
3. Aggregate Value / EBITDA (including share of JV debt)
4. Adjusted Book Value equals book value of equity plus deferred tax valuation allowance
5. Pro forma for closed Reverse Morris Trust merger with Weyerhauser Real Estate Company (WRECO)
6. "Banff – Pre Offer" price as of October 22, 2014, one day prior to Blue Mountain's offer announcement
7. Includes dilution associated with the outstanding convertible preferred securities and stock options (add an additional 109.8MM shares to fully diluted share count)

Morgan Stanley

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BANFF PRELIMINARY VALUATION

4 Comparable Companies (cont'd)

Aggregate Value / NTM EBITDA


x
30.0x
20.0x
10.0x
0.0x
Financial Crisis:
Multiples Inflated / Negative Due to Industry Downturn
6.1x
13.4x
11.7x
7.0x
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Peers (1)
2002 - 2014 Avg.
2012 - 2014 Avg.
2002 - 2006 Avg.
Stabilized Average

Price / Book Value


x
3.0x
2.0x
1.0x
0.0x
1.8x
1.8x
1.7x
1.5x
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Peers (1)
2002 - 2014 Avg.
2012 - 2014 Avg.
2002 - 2006 Avg.
Stabilized Average

Price / NTM Earnings


x
30.0x
20.0x
10.0x
0.0x
Financial Crisis:
Multiples Inflated / Negative Due to Industry Downturn
7.8x
17.4x
13.1x
9.5x
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Peers (1)
2002 - 2014 Avg.
2012 - 2014 Avg.
2002 - 2006 Avg.
Stabilized Average

Morgan Stanley

Note
1. Peers includes: DHI, LEN, MDC, MTH, PHM, RYL, SPC, TMHC, TOL, and TPH
2. Stabilized trading periods have trading multiples standard deviation within 1.0x for Aggregate Value/ NTM EBITDA, 0.4x for Price/Book Value, and 1.3x for Price/NTM Earnings. Stabilized average represents the average multiple throughout the entire stabilized trading period

23

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Project Bow River

BANFF PRELIMINARY VALUATION

4 Comparable Companies (cont'd)

Implied Valuation Range

- 2015 seen as a "ramp" year with earnings still growing for homebuilders
- Price / 2016E Earnings viewed by research analysts as a "stabilized" year with a return to "normalization" for earnings multiples
  - As such, 2016 earnings multiples utilized for valuation purposes
- Due to higher margins, anticipated growth and longer land supply being beneficial at this point in the housing cycle, slightly higher than mean multiples selected
- Banff capital structure generally in-line with selected comparables so no adjustments made for purposes of application of levered multiples

Valuation Rationale

Levered Metrics – Primary Valuation Metrics

Price / Earnings
- 2015: Comps range 9.1x to 16.4x – selected midpoint of 12.5x, +/- 2.0x to account for wider band given disparate growth rates
- 2016: Comps range 8.0x to 12.9x – selected midpoint of 10.5x multiple, +/- 2.0x

Price / Book Value
- Comps range 1.0x to 2.2x - given longer land supply and older / lower cost basis land bottom of range narrowed upwards to 1.4x to 2.1x

Unlevered Metric – Secondary Valuation Metric

Aggregate Value / EBITDA
- 2015: Comps range between 7.7x to 12.8x – higher margin business justifies midpoint of 10.0x, +/- 1.5x
- 2016: Comps range between 6.8x to 10.0x – midpoint of 8.5x, +/- 1.0x

Implied Valuation Range

Valuation Metric	Selected Range of Multiples		Implied Share Price	
	Low	High	Low	High
P / 2015 E	10.5x	14.5x	18.21	25.14
P / 2016 E	8.5x	12.5x	19.07	28.05
P / BV	1.4x	2.1x	17.71	26.57
AV / 2015 EBITDA	8.5x	11.5x	17.54	27.70
AV / 2016 EBITDA	7.5x	9.5x	21.14	29.78

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BANFF PRELIMINARY VALUATION

5 Precedent Transactions

- Reflects select homebuilder and land heavy companies transactions since 2000
- Premium applied to Banff's unaffected stock price
  - Represents average stock price for the 10 trading days ending 5 trading days prior to the announcement of the transaction
- Based on premiums paid in selected homebuilder and land heavy companies precedent transactions, the implied valuation range is from $23.04 to $26.42

Select Homebuilder and Land Heavy Transactions

As of December 2014, Transactions Since 2000

Announcement	Acquiror / Target	Consideration	Transaction Size ($MM) [2]	Premium to Unaffected Share Price [1]
4/8/2009	Pulte Homes / Centex	Stock	$3,100	28.8%
3/17/2006	General William Lyon and the Lyon Family / William Lyon Homes	Cash	$295	39.4%
7/21/2003	Lennar Corporation / Newhall Land and Farming Company	Cash	$1,150	24.8%
1/30/2002	Beazer Homes / Crossman Communities	Cash/Stock	$603	42.2%
10/23/2001	D.R. Horton / Schuler Homes	Cash/Stock	$1,200	31.5%
5/1/2001	Pulte Homes / Del Webb	Stock	$1,700	36.6%
2/17/2000	Lennar / U.S. Home Corporation	Cash/Stock	$1,800	43.1%
Mean				**35.2%**
Median				**36.6%**
High				**43.1%**
Low				**24.8%**

Source Company Filings

Precedent Transactions Analysis

As of December 2014, Transactions Since 2000

	# of	Selected Range			Banff Unaffected	Implied Share Price		
	Transactions	Low	Median	High	Share Price [1]	Low	Median	High
Summary of Select Transactions								
Premium / (Discount) to Unaffected Price	7	24.8%	36.6%	43.1%	$18.46	$23.04	$25.21	$26.42

Notes
1. Represents average stock price for the 10 trading days ending 5 trading days prior to the announcement of the transaction
2. Represents equity value plus assumed debt

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Project Bow River

Business Plan Strategy

Increasing the housing business across the board

– Goal to drive each business group to 400 to 500 home closings per year (~5,000 units in totality)

– Majority of lot sales will continue to be to third-party builders

Increasing the volume of annual lot sales

– Goal to reach ~5,000 lot sales per year

– Focus will be normal course lot sales (with a focus on driving growth in markets like Denver and Austin), but will also include some opportunistic land sales once value has been created through the entitlement process

Overall, the Company expects to increase its pace of monetization and reduce its land supply over the next several years to an 8-10 year of supply of land

BANFF PRELIMINARY VALUATION

6 Discounted Cash Flow Analysis

Management Projections Key Assumptions – Based on 2015 to 2019 Business Plan

Management’s 2015-2019 business plan represents management’s best currently available estimates and judgments of the future five-year financial performance of the Company

The business plan is a bottoms-up consolidation of the project-level projections provided on a region-by-region basis

– Canadian markets assumed to be at similar levels to 2014 throughout the projections period, with no inflation built into the Canadian projects

– U.S. markets assumed to be at similar or marginally better levels to 2014 throughout the projections period

The business plan includes all projects currently owned as of the business plan and also assumes $1.7Bn of gross acquisitions throughout the projections period (with approximately $200MM of committed acquisitions and approximately $1.5Bn of uncommitted acquisitions)

– The total number of active housing communities continues to increase through 2015 and averages 76 throughout the projections period (with a peak of 82 active housing communities in 2017)

Interest expense on project debt on land held for development is expensed in the projections, interest expense on the $500MM of U.S. unsecured notes is capitalized to active projects, and existing capitalized interest is expensed throughout the projections period as assets are sold

The tax rate in the U.S. is assumed to be 39.0%, Alberta 25.0%, and Ontario 26.5%; taxes assumed to be paid in cash with no tax liability established in the projections

Canadian dollar amounts are converted at 0.90:1 throughout the five-year projections period

Operational Highlights

Total home closings double from ~2,900 in 2015 to ~5,600 in 2019

Total lot closings (excluding bulk sales transactions) are generally in the 4,000 to 5,000 range each year

Bulk sales transactions assume the monetization of 6,335 lots and 3,760 acres, generating approximately $375MM of cash proceeds

Absorption rate (sales per community per week) ranges from 0.9 to 1.4, with an average of 1.2

Total lot equivalents inventory reduced from 107,611 to approximately 63,500 at the of the projections period

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BANFF PRELIMINARY VALUATION

6 Discounted Cash Flow Analysis (cont'd)

Detailed Company Financial and Operational Projections – Income Statement Summary

Historical Pro Forma Financial Information Reference Points (for the last 9 years)

- Total Revenues ($MM)
  - Average: $1,167
  - Peak: $1,535 ('05)
- Housing Gross Margin
  - Average: 19%
  - Peak: 28% ('05)
- Land Gross Margin
  - Average: 33%
  - Peak: 46% ('13)
- Home Sales
  - Average: 1,793
  - Peak: 2,529 ('05)
- Lot Sales
  - Average: 2,843
  - Peak: 4,243 ('05)
- Acre Sales
  - Average: 211
  - Peak: 543 ('12)

Five Year Model Overview

$MM, unless otherwise noted

	2013	2014 [7]	2015	2016	2017	2018	2019	CAGR '14-'19
Housing Revenue	983	1,201	1,435	1,964	2,324	2,227	2,307	14%
Growth %		*22%*	*19%*	*37%*	*18%*	*(4%)*	*4%*	
Unit Growth %		*5%*	*22%*	*35%*	*25%*	*3%*	*10%*	
ASP Growth %		*18%*	*(3%)*	*(1%)*	*(6%)*	*(7%)*	*(6%)*	
Land Revenue	373	392	566	475	576	604	553	7%
Growth %		*5%*	*44%*	*(16%)*	*21%*	*5%*	*(8%)*	
Unit Growth %		*33%*	*236%*	*(46%)*	*43%*	*0%*	*(1%)*	
Price Per Lot Growth %		*(5%)*	*(66%)*	*68%*	*(20%)*	*9%*	*1%*	
Other Revenue [1]	-	-	(0)	2	2	-	-	
Total Revenue	**1,356**	**1,593**	**2,001**	**2,441**	**2,902**	**2,830**	**2,860**	**12%**
Growth %		*18%*	*26%*	*22%*	*19%*	*(2%)*	*1%*	
Housing Gross Margin	**202**	**290**	**342**	**462**	**536**	**499**	**501**	**12%**
Growth %		*44%*	*18%*	*35%*	*16%*	*(7%)*	*0%*	
Margin % [2]	*21%*	*24%*	*24%*	*24%*	*23%*	*22%*	*22%*	
Land Gross Margin	**173**	**188**	**282**	**240**	**249**	**303**	**313**	**11%**
Growth %		*9%*	*50%*	*(15%)*	*4%*	*22%*	*3%*	
Margin % [2]	*46%*	*48%*	*50%*	*51%*	*43%*	*50%*	*57%*	
Total COS	**(981)**	**(1,133)**	**(1,442)**	**(1,818)**	**(2,200)**	**(2,108)**	**(2,127)**	**13%**
Marketing Costs	(50)	(54)	(78)	(100)	(116)	(115)	(115)	
General & Administrative	(120)	(142)	(153)	(159)	(165)	(172)	(178)	
Other Income [3]	37	66	72	147	125	144	163	
Adjusted EBITDA	**241**	**331** [4]	**400**	**510**	**546**	**579**	**603**	**13%**
Growth %		*37%*	*21%*	*28%*	*7%*	*6%*	*4%*	
Margin %	*18%*	*21%*	*20%*	*21%*	*19%*	*20%*	*21%*	
Net Income	**142**	**277**	**205**	**265**	**284**	**312**	**327**	**3%**
Growth %		*95%*	*(26%)*	*29%*	*7%*	*10%*	*5%*	
Margin %	*10%*	*17%*	*10%*	*11%*	*10%*	*11%*	*11%*	
Property Sales [5]								
Homes	2,275	2,390	2,906	3,926	4,925	5,088	5,611	19%
Lots	2,641	3,538	4,714	4,419	9,141	5,547	7,189	15%
Acres	31	34	1,910	561	100	1,010	583	76%
Implied ASP per Home ($000's) - Consolidated	444	522	507	503	472	438	411	-5%
Implied Price per Lot ($000's) [6] - Consolidated	148	140	48	81	64	70	71	-13%

Sources Company projections and Company Filings

Notes

1. Includes sale of income producing properties
2. Margins for the projections per corporate model, do not include the allocation of interest capitalized into the projects; reported margins projected to be in the 43% on average range for land and the 21% on average range for housing from '15 to '19
3. Includes rental income, interest income, JV income, add back of interest capitalized in COS, and other income
4. Excludes one time gain from land sale of $33MM
5. Includes JV sales at Banff's proportionate share
6. Blended price per lot of finished lots and acreage (acreage converted into lots on a 1 to 4 conversion)
7. Represents nine months of historical data and three months of projections

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BANFF PRELIMINARY VALUATION

6 Discounted Cash Flow Analysis (cont'd)

Management Cash Flow Projections

Banff Discounted Cash Flow Analysis

$MM, unless otherwise noted

	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	Terminal Yr 12/31/2019	CAGR '15-'19
Income Statement Projections								
Revenue	1,356	1,593	2,001	2,441	2,902	2,830	2,860	9%
% Growth		*18%*	*26%*	*22%*	*19%*	*-2%*	*1%*	
EBITDA [1]	241	331	400	510	546	579	603	11%
% Margin	*18%*	*21%*	*20%*	*21%*	*19%*	*20%*	*21%*	*111 bps*
% Growth		*37%*	*21%*	*28%*	*7%*	*6%*	*4%*	
		3 Month Stub						
Cash Flow Projections [2]								
Inflows / (Outflows)								
(+) Real Estate Sales		620	1,750	2,370	2,860	2,702	2,686	11%
(+) A/R & Metro / CFD Receivables		50	260	282	256	214	226	(3%)[3]
(+) Other		5	59	73	43	57	52	(3%)
(+) Investment in JVs (Net)		10	(15)	78	36	80	107	11%
(-) Housing Development		(200)	(837)	(1,096)	(1,130)	(1,159)	(1,203)	10%
(-) Commercial Development		(4)	(40)	(42)	(47)	(56)	(20)	(16%)
(-) Land Development		(163)	(537)	(461)	(466)	(390)	(360)	(9%)
(-) Marketing Costs [4]		(19)	(78)	(100)	(116)	(115)	(115)	10%
(-) General & Administrative [4]		(42)	(153)	(159)	(165)	(172)	(178)	4%[3]
(-) Other COS Expenditures [4]		3	(11)	(16)	(15)	(23)	(19)	14%
(-) Income Taxes [5]		(23)	(95)	(132)	(141)	(146)	(160)	14%
(-) Other [5]		(36)	1	(55)	(29)	(44)	(66)	7%
(-) CapEx		(1)	(5)	(2)	(2)	(2)	(1)	(32%)
(-) Committed Land Acquisitions [6]		(44)	(85)	(48)	(18)	(14)	(15)	(35%)
(-) Uncommitted Acquisitions [6]		(27)	(294)	(297)	(386)	(347)	(204)	(9%)
Unlevered Free Cash Flows		**128**	**(78)**	**395**	**680**	**586**	**731**	

Sources: Company projections and Company Filings

Morgan Stanley

Notes
1. Includes JV income
2. Excludes debt draws, repayments, and interest expense
3. '16-'19 CAGR due to sign change in '15
4. Marketing Costs and General & Administrative expenses are broken out per income statement projections; Other COS Expenditure plus these are grouped together in cash flow projections
5. Income Taxes are broken out per income statement; Other plus Income Taxes grouped together cash flow projections
6. Excludes land acquisition financing / VTB (net)

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BANFF PRELIMINARY VALUATION

6 Discounted Cash Flow Analysis (cont'd)

Banff Cost of Capital Analysis

- CAPM is the primary method utilized to calculate Banff's cost of equity
  - Sensitizing the cost of equity by + / - 1% to arrive at an estimated cost of equity between 8.58% to 10.58%
  - Estimated cost of debt of 5.63% impacted by an estimated blended Canadian / US tax rate of 31.6%
- Weighted average cost of capital between 6.96% to 8.28%

Capital Structure

$MM, unless otherwise noted	
Share Price [6]	23.08
(x) FDSO	118
Equity Value	2,724
(+) Preferred	-
(+) Debt	1,441
(+) NCI	52
Total Market Cap	4,218
Equity [6]	*66%*
Debt	*34%*
Total Cap	*100%*

Weighted Average Cost of Capital (WACC) Analysis

Assumption	Notes	Low	Mid	High
Market Risk Premium (MRP)	Morgan Stanley estimated market risk premium [1]	6.00%	6.00%	6.00%
Risk Free Rate (Rf)	Spot rate 10-year U.S. Treasury - Dec 18, 2014	2.22%	2.22%	2.22%
Levered Predicted Beta	US local predicted barra beta for Banff [7]	1.23	1.23	1.23
Sensitivity Adjustment	+/- 1.0% from base	(1.00%)	-	1.00%
Cost of Equity (K_E)	**Calculated using the Capital Asset Pricing Model**	**8.58%**	**9.58%**	**10.58%**
Pre-tax Cost of Debt (KD)	Estimated cost to issue new 10 year unsecured notes [2]	5.63%	5.63%	5.63%
Tax Rate (t)	Blended US / Canada statutory tax rates weighted by 2015 Net Income contribution by segment [3]	31.6%	31.6%	31.6%
Post-tax Cost of Debt (K_D)		**3.85%**	**3.85%**	**3.85%**
Debt / Total Capitalization [4]	Based on current or expected capital structure	34%	34%	34%
Weighted Average Cost of Capital (WACC)	**K_E * E/(D+E) + K_D * (1-t) * D/(D+E)**	**6.96%**	**7.62%**	**8.28%**

Notes
1. Morgan Stanley estimate – based on a review of recent academic evidence
2. Weighted average blended interest rate on two outstanding unsecured notes of 6.33%
3. Tax rate assumption provided by Banff
4. Based on current capital structure
5. As of December 18, 2014
6. Includes non controlling interest
7. US barra beta was selected due to most trading of common stock occurs on the NYSE, other betas were obtained and excluded due to lack of liquidity on TSX

Morgan Stanley

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BANFF PRELIMINARY VALUATION

6 Discounted Cash Flow Analysis (cont'd)

Discounted Cash Flow Sensitivities

- Based on Management projections provided by Banff
- Key assumptions:
  - Applied exit EBITDA multiple range of 6.0x to 8.0x and P / BV range of 1.8x to 2.7x
  - Implied P / E multiple range of 7.1x to 10.7x
  - Discount rate assumption reflects an estimated range of Banff's weighted average cost of capital ("WACC") of 6.96% to 8.28%
- Going concern valuation: no transaction costs assumed
- Resulting implied per share range of $22.43 to $31.53

- *Previous analysis included a midpoint exit EBITDA multiple of 6.4x*

Discounted Cash Flow Sensitivity Analysis

Price Per Share, AV / 2015 EBITDA / AV / 2016 EBITDA, P / 2015 Earnings / P / 2016 Earnings, P / Book Value

Implied Exit P / E Multiple Range [1]	Applied Exit EBITDA Multiple	Implied Exit P / BV Multiple [2]	Weighted Average Cost of Capital Range 6.96%	7.62%	8.28%	
7.1x	6.0x	1.8x	$24.00	$23.20	$22.43	Implied Price Per Share
			10.4x / 8.2x	10.2x / 8.0x	9.9x / 7.8x	AV / EBITDA
			13.8x / 10.7x	13.4x / 10.3x	12.9x / 10.0x	P / E
			1.9x	1.8x	1.8x	P / BV
8.8x	7.0x	2.2x	$27.52	$26.64	$25.77	Implied Price Per Share
			11.4x / 9.0x	11.2x / 8.8x	10.9x / 8.6x	AV / EBITDA
			15.9x / 12.3x	15.4x / 11.9x	14.9x / 11.5x	P / E
			2.2x	2.1x	2.0x	P / BV
10.7x	8.0x	2.7x	$31.53	$30.54	$29.58	Implied Price Per Share
			12.6x / 9.9x	12.3x / 9.7x	12.1x / 9.5x	AV / EBITDA
			18.2x / 14.1x	17.6x / 13.6x	17.1x / 13.2x	P / E
			2.5x	2.4x	2.3x	P / BV

Sources Company projections and Company Filings

Notes
1. Forward year net income per Company model, exit assumes same capital structure as present
2. Current equity book value less change in equity book value over projection period

Morgan Stanley

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Project Bow River

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HIGHLY CONFIDENTIAL

BANFF PRELIMINARY VALUATION

7 Net Asset Value Analysis

Valuation Approach Summary

Methodology Summary

Project-by-project discounted cash flow analysis was used to value Banff’s land and housing assets

Other assets and liabilities are valued at their current book value as of 9/30/14, except where noted

(i.e. Banff’s notes payable which include a mark-to-market adjustment)

Net asset value analysis conducts valuation of Banff on its current portfolio, and therefore does not include franchise value and future growth activities

Discounted Cash Flow Framework

Future cash flows were based on management projections

Discount rate methodology:

– Length of project: higher discount rates were used for projects that have a longer-term projections period

– Status of entitlement: unentitled projects were then given an incremental discount rate increase to account for entitlement risk

– Macro / market observations: further incremental adjustments (increase or decrease to discount rates) were also made based on a subjective assessment of certain economic, macro fundamentals,

and / or market factors impacting Banff’s projections

Augmented NAV Analysis Methodology Summary (1)

In order to fully capture the franchise value of the continuing, retained ability of Banff to generate homebuilder profit by buying land at market value and selling homes, an augmentation to the basic

NAV approach is implemented

– Current homebuilder value minus the present value of housing profits implied by the NAV analysis is utilized to arrive at an incremental franchise value not captured in the underlying NAV cash flow projections

Note

1. Included in the appendix

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BANFF PRELIMINARY VALUATION

7 Net Asset Value Analysis (cont'd)

Discount Rate Methodology – Key Buckets

Project-by-project all-in discount rates summary [1]

- 162 fully entitled projects
  - 83 Homes: 8%
  - 71 Lots: 9%
  - 8 Mixed: 9%
- 3 partially entitled projects
  - 3 Lots: 11%
- 38 in-process / unentitled projects
  - 13 Homes: 12%
  - 24 Lots: 17%
  - 1 Mixed: 17%
- Regional adjustment
  - Projects in Bay Area, Austin, Southern California, and Toronto are then adjusted lower by 2%
  - Phoenix projects adjusted higher by 2%

Bucket	Description / Rationale	Discount Rate Assumptions / Impact
1) Length of Project	• Base line discount rate determined by length to sell through project – projects with longer time horizon more likely to experience a down cycle and discount rates should reflect this increased risk	• Yrs 1-3: 8% • Yrs 4-6: 10% • Yrs 7-9: 12% • Yrs 10-14: 15% • Yrs 15+: 18%
Resulting Discount Rates:	Discount Rate Range: 8% - 18% Weighted Average: 10%	
2) Status of Entitlements	• Additional risk added to projects for entitlement risk – often can add additional time and uncertainty of cash flows	• Fully Entitled: +0% • Partially Entitled: +2% • Unentitled: +4%
Resulting Discount Rates:	Discount Rate Range: 8% - 22% Weighted Average: 11%	
3) Macro / Market Observations	• Underlying economic / macro fundamentals, and / or market factors will impact the outlook assigned to each project location	• Subjective range: – (2%) – 0% – +2%
All-in Discount Rates:	Discount Rate Range: 6% - 22% Weighted Average: 10%	

Note
1. Average across all lengths of project, weighted by discounted values per project

Morgan Stanley

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BANFF PRELIMINARY VALUATION

7 Net Asset Value Analysis (cont'd)

Macro Observations / Economic Drivers

- Banff's markets generally display positive economic fundamentals
  - Employment growth has picked up since 2010
  - US nationwide population projected to grow by 19% between 2013 and 2038

Historical Employment Growth (1)

Y-o-Y % Change

MSA / Region	Oct-14	Oct-13	Oct-12	Oct-11	Oct-10	Average
Austin	3.4%	4.3%	4.5%	3.0%	3.0%	3.7%
Bay Area	2.8%	3.4%	4.5%	2.2%	-0.1%	2.6%
Denver	2.6%	3.5%	3.5%	1.7%	0.9%	2.4%
Phoenix	2.6%	2.5%	2.8%	2.0%	0.2%	2.0%
So Cal	2.5%	2.1%	3.6%	0.7%	0.7%	1.9%
Maryland	0.9%	1.4%	1.6%	1.5%	1.1%	1.3%
Hawaii	0.8%	1.4%	2.3%	1.2%	0.7%	1.3%
Sacramento	2.4%	2.2%	2.8%	0.2%	-1.6%	1.2%
Washington	0.1%	0.5%	1.8%	1.4%	1.3%	1.0%
MSA / Region	Dec-14	Dec-13	Dec-12	Dec-11	Dec-10	Average
Edmonton	NA	3.4%	3.5%	5.7%	-0.5%	3.0%
Toronto	NA	3.5%	1.5%	1.4%	2.6%	2.2%
Calgary	NA	3.0%	3.7%	3.2%	-1.0%	2.2%

Source BLS, Statistics Canada Data

Population Growth Projections (2)(3)

000's

Region	2013	2038	% Change
Phoenix	4,329	6,898	59%
Alberta	4,025	6,225	55%
Washington D.C. Region	949	1,304	37%
Denver	649	847	31%
Sacramento	1,451	1,877	29%
Ontario	13,538	16,552	22%
Hawaii	1,364	1,658	22%
San Diego	3,171	3,705	17%
Austin-Roundrock	1,770	2,050	16%
Anne Arundel County, MD	538	618	15%
Bay Area	7,346	8,376	14%

Source Regional Demography Departments, Census Bureau, Statistics Canada Data

Unemployment Rate (5)

As of October 2014

Region	Rate
Denver	3.7%
Hawaii	3.9%
Austin	4.0%
Calgary	4.6%
Washington	4.7%
Bay Area	5.0%
Edmonton	5.4%
Maryland	5.6%
Phoenix	5.7%
So Cal	5.8%
Sacramento	6.6%
Toronto	7.9%

Housing Permits Trend (4)

Number of Housing Units

Units (000s)


40
35
30
25
20
15
10
5
0
37
34
28
21
23
27
17
22
15
17
13
17
13
17
10 10
8
4
8 7
7 7
2 1
Toronto
Phoenix
Washington
Austin
Calgary
Denver
Edmonton
Bay Area
Sacramento
So Cal
Maryland
Hawaii
10 Year Average
2014 Annualized

Source US Census Bureau, Statistics Canada Data

Notes

1. BLS data presented on an MSA basis
2. Washington region includes DC, Arlington, and Alexandria; Bay Area includes counties of San Francisco, Alameda, Contra Costa, Marin, Napa, San Mateo, Santa Clara, Solano, and Sonoma
3. Hawaii and Washington area statistics from 2010 to 2035
4. Total building permits for housing units
5. BLS and Statistics Canada data

Morgan Stanley

33

Project Bow River

US housing price forecasts show approximately 2.5% growth across Banff’s markets

Highest housing price fluctuation over the last 10 and 5 years was displayed in Phoenix, in both volatility and absolute % change perspective

Notes

1. US data from JBREC

2. Alberta data per Canada Mortgage and Housing Corporation forecasts as of Fall 2014

3. Toronto data per CREA and Central 1 Credit Union projections

4. CAGR over available forecast period (US CAGR out to 2018, Alberta out to 2016, and Toronto to 2017)

5. US historical housing price index data per JBREC; Calgary, Edmonton, and Toronto data per Bloomberg and Statistics Canada New Housing Price Index

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BANFF PRELIMINARY VALUATION

7 Net Asset Value Analysis (cont’d)

Home Price Appreciation Projections and Volatility

Regional Housing Price Growth Projections (1)

Ranked by CAGR

Midpoint DCF

Banff Region 2015 2016 2017 2018 CAGR (4) Values ($MM)

Toronto (3) 4.1% 3.4% 3.0% NA 3.5% 344

Phoenix 3.4% 3.3% 3.2% 2.2% 3.0% 56

Calgary (2) 3.5% 2.5% NA NA 3.0% 724

Bay Area 5.4% 2.9% 2.2% 1.3% 2.9% 374

Sacramento 3.6% 3.3% 2.7% 1.6% 2.8% 69

Edmonton (2) 2.9% 2.3% NA NA 2.6% 521

So Cal 4.4% 3.2% 1.9% 0.5% 2.5% 953

Other 4.5% 2.5% 1.5% 0.5% 2.2% 68

Washington 3.0% 2.0% 1.0% 0.0% 1.5% 289

Denver 2.0% 2.0% 1.0% 0.0% 1.2% 237

Austin 2.0% 1.0% 0.5% 0.5% 1.0% 175

Weighted Average 3.7% 2.6% 1.8% 0.6% 2.5% 3,809

Historical Monthly Housing Price Change Volatility (5)

Annualized; Ranked by 10Y Change

10-Year High-to-Low % 5-Year High-to-Low %

Banff Region 10-Year Volatility 5-Year Volatility Change Change

Phoenix 5.5% 3.7% 69% 40%

Sacramento 3.9% 3.4% 66% 34%

Calgary 4.8% 1.3% 65% 16%

Edmonton 5.1% 0.9% 63% 4%

So Cal 3.7% 2.5% 55% 29%

Bay Area 3.7% 3.0% 49% 36%

Austin 1.4% 1.6% 42% 24%

Toronto 1.0% 1.0% 30% 17%

Washington 2.6% 1.1% 27% 17%

Denver 1.4% 1.6% 24% 24%

Other 2.1% 1.0% 20% 13%

Median 3.7% 1.6% 49% 24%

High 5.5% 3.7% 69% 40%

Low 1.0% 0.9% 20% 4%

Project Bow River

The weighted average discount rate of 10% is utilized to derive a midpoint discounted value of $3.8Bn for the land and housing assets

Low and high discount rate cases (2): – Low: 12% – Mid: 10% – High: 8%

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BANFF PRELIMINARY VALUATION

7 Net Asset Value Analysis (cont’d)

Regional Discount Rate Summary

Regional Land and Housing Asset Value Summary

$MM

Weighted Average Mid Point Discounted

Region Book Value Discount Rate (2) Values Implied Multiple to BV

So Cal 556 7% 953 1.7x

Calgary 464 13% 724 1.6x

Edmonton 306 11% 521 1.7x

Bay Area 246 7% 374 1.5x

Toronto 229 9% 344 1.5x

Washington 279 11% 289 1.0x

Denver 196 10% 237 1.2x

Austin 126 12% 175 1.4x

Other (1) 75 10% 68 0.9x

Sacramento 103 12% 69 0.7x

Phoenix 53 12% 56 11x.

Total 2,634 10% 3,809 1.5x

Notes

1. Other includes Hawaii and Suburban Maryland projects

2. Weighted by discounted present values

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BANFF PRELIMINARY VALUATION

7 Net Asset Value Analysis (cont'd)

NAV Summary and Comparison

- Project-by-project DCF was utilized to arrive at Land and Housing Assets valuation
  - Based on management projections provided by Banff
- Range in land and housing values derived by adjusting discount rates
  - Low: 12%
  - Mid: 10%
  - High: 8%
- NAV analysis does not include franchise value / future growth activities

Net Asset Value [(1)]

$MM unless otherwise noted

Component	Low	Mid	High
Land and Housing Assets	3,535	3,809	4,154
(+) Cash and Cash Equivalents	164	164	164
(+) Net Other Assets [(2)]	47	47	47
(=) Gross Asset Value	**3,746**	**4,021**	**4,365**
(-) Notes Payable	(1,100)	(1,100)	(1,100)
(-) MTM [(3)]	(62)	(62)	(62)
(-) Other Financings	(258)	(258)	(258)
(-) Other Interests in Consolidated Subsidiaries	(17)	(17)	(17)
(=) Net Asset Value (pre-tax)	**2,308**	**2,583**	**2,927**
(/) Shares (MM) - Fully Diluted [(4)]	118	118	118
NAV per Share (pre tax) [(5)]	**$19.55**	**$21.88**	**$24.80**

Source Company projections and filings

Notes

1. USDCAD spot rate of 1.1594 (Bank of Canada Noon rate as of 12/18/2014)
2. Net other assets include receivables, other assets including net deferred tax assets (inclusive of anticipated valuation allowance add-back of ~$25MM), payables and other liabilities, excluding development costs payable
3. Mark to market of unsecured notes estimates per Morgan Stanley's Capital Markets desk
4. Common shares outstanding, escrowed stock not owned by company, and in-the-money stock options outstanding using Treasury Stock Method
5. NAV analysis does not include frictional costs that may be incurred in liquidation of assets such as transactional costs or tax leakage

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Project Bow River

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BANFF PRELIMINARY VALUATION

Banff Preliminary Valuation Summary

Blue Mountain

Current Offer:

$23.00

Current Price:

$23.08

Points 1 52-Week Trading Range (Pre-offer) (1) $17.69 $24.25

2 Consensus Price Target

rence Pre Offer: $ 22.00 / Post Offer: $24.00

3 Consensus NAV Estimate

Refe Pre Offer: $24.75 / Post Offer: $24.90

4 Comparable Companies Analysis (2)

Price / 2015E Earnings: 10.5x – 14.5x $18.21 $25.14

Price / 2016E Earnings: 8.5x – 12.5x $19.07 $28.04

Price / Book Value: 1.4x – 2.1x $17.71 $26.56

Agg Value / 2015 EBITDA: 8.5x – 11.5x $17.54 $27.70

Agg Value / 2016 EBITDA: 7.5x – 9.5x $21.14 $29.78

Methodology 5 Precedent Transactions (3)

Homebuilders and Land: $23.04 $26.42

on Premium Range of 24.8%—43.1%

6 Discounted Cash Flow

Valuati Exit EBITDA Multiple: 6.0x – 8.0x $22.43 $31.53

Discount Rate (WACC): 8.28%—6.96%

7 Net Asset Value (4)

$19.55 $24.80

Mgmt CFs / Blended Discount Rate: 8%-12%

Morgan Stanley Selected Range $22.00 $27.00

$10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00

LTM VWAP (Pre-Offer) Consensus Price Target Consensus NAV Estimate 30-Trading Day Range (Pre-Offer)

30-Day VWAP (Pre-Offer) Consensus Price Target (Pre-Offer) Consensus NAV Estimate (Pre-Offer) Mean of Selected Range /

Midpoint of DCF and NAV

Notes

1. Represents NYSE trading range

2. Comparable Companies include: LEN, DHI, TOL, PHM, SPF, TMHC, TPH, RYL, MTH and MDC

3. Unaffected share price of $18.46

4. Represents pre-tax amounts

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Appendix A

Supplemental Materials

Reference materials included at the request of the Special Committee

Morgan Stanley

PRELIMINARY DRAFT
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Project Bow River

SUPPLEMENTAL MATERIALS

Augmented Net Asset Value Analysis

Valuation Approach Summary

- As discount rates are varied, different incremental uncaptured housing values are derived
  - 12% discount rate: $5.55 per share
  - 10% discount rate: $5.34 per share
  - 8% discount rate: $5.07 per share
- Augmented NAV value excludes, and the approach is inconsistent with, the concept of pure franchise value

NAV Analysis Augmentation Overview

- Incremental homebuilder franchise value can be captured by comparing the current franchise equity value attributable to Banff's homebuilding platform to homebuilding profit implied by revenue projections in the NAV analysis

Current Homebuilder Valuation Assumptions

- Housing net margin: 6.6%
  - Median net margin of select public homebuilder companies
- Revenue: projected 2016 housing revenue of $1.96Bn
  - Per company projections
- Housing multiple: 8.5x
  - Median 2016 P/E multiple of select public homebuilder companies

Home Builder Incremental Value

2016 Housing Revenue	$1,964
Housing Net Margin	6.6%
2016 Housing P/E Multiple	8.5x
Current Housing Value	$1,102
NAV Discount Rate	10%
NAV Housing Value	$472
Uncaptured Housing Value	$630
Per Share:	$5.34

Selected Comparables (Land Supply < 7 Years)

Ticker	Land Supply (Yrs)	Net Margin [1]	2016E P/E Multiple
MDC	4	4.8%	10.9x
MHO	6	4.6%	8.1x
MTH	5	6.9%	7.7x
BZH	6	2.3%	8.5x
TMHC	7	9.5%	7.4x
LGIH	4	8.8%	4.8x
HOV	3	14.9%	8.7x
NVR	6	6.4%	11.9x
DHI	4	6.6%	11.2x
Mean	5	7.2%	8.8x
Median	5	6.6%	8.5x

Note
1. LTM net income divided by revenue per Capital IQ

Source Company projections, SNL, Capital IQ, and public company reports

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SUPPLEMENTAL MATERIALS

Augmented Net Asset Value Analysis (cont'd)

NAV Summary and Comparison

- Project-by-project DCF was utilized to arrive at Land and Housing Assets valuation
  - Based on management projections provided by Banff
- Range in land and housing values derived by adjusting discount rates
  - Low: 12%
  - Mid: 10%
  - High: 8%

Net Asset Value (1)

$MM unless otherwise noted

Component	Low	Mid	High
Land and Housing Assets	3,535	3,809	4,154
(+) Incremental Homebuilder Value (2)	655	630	599
(+) Cash and Cash Equivalents	164	164	164
(+) Net Other Assets (3)	47	47	47
(=) Gross Asset Value	**4,401**	**4,650**	**4,964**
(-) Notes Payable	(1,100)	(1,100)	(1,100)
(-) MTM (4)	(62)	(62)	(62)
(-) Other Financings	(258)	(258)	(258)
(-) Other Interests in Consolidated Subsidiaries	(17)	(17)	(17)
(=) Net Asset Value (pre tax)	**2,964**	**3,213**	**3,526**
(/) Shares (MM) - Fully Diluted (5)	118	118	118
NAV per Share (pre tax)	**$25.11**	**$27.22**	**$29.87**
(-) Imputed Income Tax (6)	(222)	(358)	(418)
(=) Net Asset Value (post tax)	**2,741**	**2,855**	**3,108**
NAV per Share (post tax)	**$23.23**	**$24.18**	**$26.33**

Source Company projections and filings

Notes

1. USDCAD spot rate of 1.1594 (Bank of Canada Noon rate as of 12/18/2014)
2. Value represents post-tax / equity value derived from homebuilding profits
3. Net other assets include receivables, other assets including net deferred tax assets (inclusive of anticipated valuation allowance add-back of ~$25MM), payables and other liabilities, excluding development costs payable
4. Mark to market of unsecured notes estimates per Morgan Stanley's Capital Markets desk
5. Common shares outstanding, escrowed stock not owned by company, and in-the-money stock options outstanding using Treasury Stock Method
6. Canadian tax rate of 25.4% and US tax rate of 39.0% applied to NAV implied land and housing asset value increase from current book value net of development costs payable

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Project Bow River

Net cash flows are grown or reduced at a per annum compounded-rate in 1% increments for the first table, for every year

The top table applies a range of compounded growth rates over the life of projects

The bottom table only applies the compounded growth rate to cash flows occurring in or before 2017

– Compounded cash flow growth stops beyond year 2017

All sensitivities are shown on a pre-tax basis

SUPPLEMENTAL MATERIALS

Augmented Net Asset Value Analysis (cont’d)

NAV Sensitivity Analysis – Cash Flow Growth

Banff Project DCF Sensitivity - Constant Cash Flow Growth

Change in NAV per Share ($)

(1)

Discount Cash Flow Growth (Compounded Growth Rates)

Rate -3% -2% -1% 0% 1% 2% 3%

10% (3.59) (2.45) (1.26) 0.00 1.32 2.71 4.17

Banff Project DCF Sensitivity - Cash Flow Growth to 2017

Change in NAV per Share ($)

(2)

Discount Cash Flow Growth (Compounded Growth Rates)

Rate -3% -2% -1% 0% 1% 2% 3%

10% (2.20) (1.48) (0.75) 0.00 0.76 1.53 2.32

Source Company projections

Notes

1. Compounded growth rate (in addition to in-place growth rates) applied over projects’ life

2. Compounded growth rate (in addition to in-place growth rates) applied during years 2014, 2015, 2016, and 2017

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Project Bow River

Housing revenues are grown or reduced at per annum compounded-rates over the projection period or over a portion of it This is in addition to minimal inflation assumption embedded in Management’s projection (6 projects pricing assumed to increase at 1% -3% for 3 - 5 years)

The tables compare the impact of applying a 2x or 3x multiple to the housing revenue growth rates to arrive at land revenue growth to reflect the higher sensitivity of land values as home prices rise and fall

Housing-Land growth rate ratio of 1:2 leads to a 1% housing revenue growth (and therefore 2% land revenue growth) equating to a 3.5% net cash flow growth

– 1:3 ratio results in a 1% housing revenue growth equating to a 4.6% net cash flow growth

SUPPLEMENTAL MATERIALS

Augmented Net Asset Value Analysis (cont’d)

NAV Sensitivity Analysis – Revenue Growth (1)

Banff Project DCF Sensitivity - Housing-Land Growth Rate Ratio of 1:2

Change in NAV per Share ($)

(2)

Discount Constant Housing Revenue Growth (Compounded Growth Rates)

Rate -2% -1% 0% 1% 2%

10% (8.57) (4.39) 0.00 4.61 9.47

(3)

Housing Revenue Growth to 2017 (Compounded Growth Rates)

-2% -1% 0% 1% 2%

10% (5.17) (2.61) 0.00 2.66 5.36

Banff Project DCF Sensitivity - Housing-Land Growth Rate Ratio of 1:3

Change in NAV per Share ($)

(2)

Discount Constant Housing Revenue Growth (Compounded Growth Rates)

Rate -2% -1% 0% 1% 2%

10% (11.11) (5.72) 0.00 6.01 12.33

(3)

Housing Revenue Growth to 2017 (Compounded Growth Rates)

-2% -1% 0% 1% 2%

10% (6.74) (3.40) 0.00 3.46 6.98

Source Company projections

Notes

1. Pre-tax sensitivities

2. Compounded growth rate applied over projects’ life

3. Compounded growth rate applied during years 2014, 2015, 2016, and 2017

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HIGHLY CONFIDENTIAL

Project Bow River

SUPPLEMENTAL MATERIALS

Augmented Net Asset Value Analysis (cont'd)

NAV Sensitivity Analysis – Cash Flow Delay

- In this analysis, cash flows were accelerated or delayed in different increments to illustrate the impact of potential absorption slippage
- The first table illustrates the impact of a one-time delay in all cash flows
  - All cash flows are pushed back by the slippage amount
- The second table captures the impact of a scenario in which everything takes proportionately more time to achieve a project's cash flow
  - Cash flows are stretched out; 2-year cash flows are delayed by 5% of 2 years, 3-year cash flows delayed by 5% of 3 years, etc.
- All sensitivities are shown on a pre-tax basis

Banff Project DCF Sensitivity - Absorption / One-Time Delay

Change in NAV per Share ($)

Discount	Cash Flow Timing Slippage [1]				
Rate	-6 Months	No Change	1 Year	2 Years	3 Years
10%	1.54	0.00	(2.74)	(5.21)	(7.44)

Banff Project DCF Sensitivity - Absorption / Proportional Delay

Change in NAV per Share ($)

Discount	Cash Flow Timing Slippage [1]				
Rate	-5%	No Change	5%	15%	25%
10%	0.74	0.00	(0.70)	(2.01)	(3.19)

Source Company projections

Note
1. All cash flows projected beyond 2014 were accelerated or delayed; 4Q14 projected cash flow was kept static in all cases

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Potential downside exposure in Alberta to oil prices can be isolated by sensitizing Alberta cash flows while holding other regions’ net cash flows constant

– 4% compounded reduction in Alberta cash flows over the projection period leads to a reduction of $1.65 / share NAV (pre-tax)

SUPPLEMENTAL MATERIALS

Augmented Net Asset Value Analysis (cont’d)

Potential Downside Risk from Oil Price Sensitivity - Illustrative

Consensus Crude Oil Price Forecast (1)

ICE Brent Price, USD / Barrel

Spot 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16

Median 80.0 70.2 73.0 78.0 84.0 90.0 Mean 80.2 73.1 75.4 80.3 83.6 88.5 High 93.0 98.0 91.0 97.0 98.0 101.0 Low 60.0 60.0 65.0 70.0 70.0 75.0

Current Forward 59.9 77.3 62.1 64.0 65.4 66.7 68.2

Source Bloomberg

Alberta Cash Flow Impact on Banff NAV (2)

Change in NAV per Share ($)

(3)

Discount Alberta Cash Flow Growth (Compounded Growth Rates)

Rate -4% -2% 0% 2% 4%

10% (1.65) (0.87) 0.00 0.97 2.06

Source Company projections

Notes

1. Bloomberg data as of 12/18/2014

2. Pre-tax sensitivities

3. CAGR over projects’ life

4. Data as of 12/18/2014

Relative Performance vs. SNL US Homebuilders Index since Aug. 1st: LGIH (32%), MTH (18%)

Recent Crude Selloff (4)

Equity Market Reaction Index 120

107 94 81 68

55

Jan-14 Apr-14 Aug-14 Dec-14 LGIH MTH WTI (Crude)

Source CapIQ, Bloomberg, SNL

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Project Bow River

SUPPLEMENTAL MATERIALS

Augmented Net Asset Value Analysis (cont'd)

Austin and Phoenix Cash Flow Sensitivity - Illustrative

- Incorporation of Banff's housing business into its current land development platforms in Austin and Phoenix has the potential to increase future cash flows
  - Housing division in Austin will begin delivering homes in 4Q'14, per Banff management
  - Housing division in Phoenix will be developed in-house
- Shifting the current cash flow projections higher by 21% across Austin and Phoenix results in a per share NAV change of $0.41 at the midpoint

Incremental Cash Flow Calculation

Project Name	Region	Total Lots	Converted Lots	Price per Home ($000)	Incremental NCF ($000) [1]	Current Total NCF ($000)	% Change
Addison LUD	Austin	131	43	250	$1,081	$5,289	20%
Blanco Vista LUD	Austin	284	94	200	$1,874	$10,109	19%
Addison LHFD	Austin	438	145	250	$3,614	$10,766	34%
SE Communities LHFD	Austin	1,774	585	300	$17,563	$93,632	19%
Easton LHFD	Austin	4,475	1,477	300	$44,303	$238,520	19%
Blanco Vista LHFD	Austin	942	311	200	$6,217	$43,377	14%
Paso Robles LHFD	Austin	2,800	924	334	$30,862	$130,402	24%
San Tan Gross Net	Phoenix	687	227	300	$6,801	$21,164	32%
Eastmark Investment	Phoenix	2,192	723	350	$25,318	$93,576	27%
Vista Verde Invesment	Phoenix	608	200	300	$6,014	$30,126	20%
Total / Wtd. Avg.		**14,331**	**4,729**	**304**	**$143,646**	**$676,962**	**21%**

Incremental Austin and Phoenix Cash Flow Sensitivity [2]

Change in NAV per Share ($)

Discount Rate	Incremental Cash Flow (Parallel Shift) -10%	0%	10%	21%	50%
10%	(0.20)	0.00	0.20	0.41	0.98

Source: Company filings and projections

Notes

1. Assuming home sales net margin (including incremental G&A) of 10%, and 33% of current lot sales projection sold as homes. Home price is multiplied by the number of units sold as homes (33% of total lots projected) and the 10% margin applied, with land assumed to be purchased at market
2. Pre-tax sensitivities

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Current issuance rates of Banff’s unsecured notes would indicate a mark-to-market adjustment of $62MM

SUPPLEMENTAL MATERIALS

NAV Back-Up Details

Unsecured Notes MTM

Fair Value Impact of Mark to Maturity Coupon Notional ($MM) Market Yield Market Price ($MM) Market ($MM)

12/15/2020 6.500% 600 4.817% 106.125 637 37

7/1/2022 6.125% 500 5.061% 105.125 526 26

Total 1,100 1,162 62

Note

1. Per MS Capital Markets as of 11/24/2014

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SUPPLEMENTAL MATERIALS

NAV Back-Up Details (cont’d)

Net Other Assets Details

$MM unless otherwise noted

As of Component 9/30/2014

Real estate receivables 132 Development recovery receivables 76 Proceeds and excrow receivables 18 Sundry receivables 18 Refundable deposits 9 Receivables from other interests in consolidated subsidiaries 3 Taxes receivable 0

Receivables 255

Net Deferred Tax Assets & Valuation Allowance 75 Transaction costs 19 Capital assets 15 Non-refundable earnest funds and investigation fees 8 Prepaid expenses 5 Swap contracts 4 Other 2

Other assets 128

Trade payables and other accruals 126 Customer deposits 54 Interest on notes payable 19 Due to related party 16 Current incomes taxes payable 2

Accounts payable (1) 217

Accrued and deferred compensation 31 Consolidated land option contracts 29 Share-based compensation (2) 38 Warranty costs 15 Swap contracts 5 Loans from other interests in consolidated subsidiaries -

Other liabilities 119 Net Other Assets 47

Notes

1. Excludes development costs payable

2. Based on current Banff share price of $23.08

PRELIMINARY DRAFT

HIGHLY CONFIDENTIAL

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